UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2008

BLYTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On December 11, 2008, Blyth, Inc. (the "Company") and Robert B. Goergen, the Chief Executive Officer and Chairman of the Company, entered into an Amended and Restated Employment Agreement (the "Amended and Restated Employment Agreement").  The Amended and Restated Employment Agreement restates the employment agreement entered into by the Company and Mr. Goergen in August 2000 and the five amendments thereto, and amends the terms of his employment by extending by one year (until January 31, 2010) the period during which Mr. Goergen will serve as the Company's Chief Executive Officer.  A copy of the Amended and Restated Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 Amended and Restated Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: December 12, 2008	By: /s/ Michael S. Novins
Name: Michael S. Novins Title: Vice President & General Counsel